Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan and 2017 Inducement Plan of our report dated March 14, 2022, with respect to the consolidated financial statements of Paratek Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2022